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EXHIBIT 11.01              COMPUTATION OF PER SHARE EARNINGS.

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
                                                   Three Months Ended           Six Months Ended
                                                        June 30                      June 30
                                                        -------                      -------
                                                    1999          1998          1999         1998
                                                    ----          ----          ----         ----
                                                (Unaudited)   (Unaudited)   (Unaudited)  (Unaudited)
I.  CANADIAN GENERALLY ACCEPTED
    ACCOUNTING PRINCIPLES

(a)  BASIC EARNINGS PER SHARE
Net earnings (loss)                             $   (4,491)   $      501    $   (7,536)   $    2,680
Weighted average shares outstanding             90,715,040    89,152,540    90,715,040    89,152,540
                                                ------------------------    ------------------------
Basic earnings per share                        $    (0.05)   $     0.01    $    (0.08)   $     0.03
                                                ------------------------    ------------------------
                                                ------------------------    ------------------------

(b) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss)                             $   (4,491)   $      501    $   (7,536)   $    2,680
Interest income from cash from stock options             2             -             4             -
                                                ------------------------    ------------------------
Adjusted net earnings (loss)                    $   (4,489)   $      501    $   (7,532)   $    2,680

Weighted average shares outstanding             90,715,040    89,152,540    90,715,040    89,152,540
Stock options deemed exercised                   2,175,000             -     2,175,000             -
                                                ------------------------    ------------------------
Adjusted weighted average shares outstanding    92,890,040    89,152,540    92,890,040    89,152,540
                                                ------------------------    ------------------------
Fully diluted earnings per share                $    (0.05)   $     0.01    $    (0.08)   $     0.03
                                                ------------------------    ------------------------
                                                ------------------------    ------------------------

II. UNITED STATES GENERALLY ACCEPTED
    ACCOUNTING PRINCIPLES

(a)  BASIC EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP               $   (4,154)   $    1,470    $   (7,016)   $    4,605

Weighted average shares outstanding             90,715,040    89,152,540    90,715,040    89,152,540
Common stock equivalents - stock options         2,175,000             -     2,175,000             -
                                                ------------------------    ------------------------
Adjusted weighted average shares outstanding    92,890,040    89,152,540    92,890,040    89,152,540
                                                ------------------------    ------------------------
Basic earnings per share                        $    (0.04)   $     0.02    $    (0.08)   $     0.05
                                                ------------------------    ------------------------
                                                ------------------------    ------------------------

(b) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP               $   (4,154)   $    1,470    $   (7,016)   $    4,605

Weighted average shares outstanding             90,715,040    89,152,540    90,715,040    89,152,540
Stock options deemed exercised                   2,175,000             -     2,175,000             -
Shares deemed repurchased                       (2,159,683)            -    (2,175,000)            -
                                                ------------------------    ------------------------
Adjusted weighted average shares outstanding    90,730,357    89,152,540    90,715,040    89,152,540

Fully diluted earnings per share                $    (0.05)   $     0.02    $    (0.08)   $     0.05
                                                ------------------------    ------------------------
                                                ------------------------    ------------------------
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